Western New England Bancorp 8-K

Exhibit 99.1

Local banking is better than ever. Annual Meeting of Shareholders May 18, 2017

Forward - Looking Statements We may, from time to time, make written or oral “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , including statements contained in our filings with the Securities and Exchange Commission (the “SEC”), our reports to shareholders and in other communications by us . This presentation contains “forward - looking statements” which may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential . ” Examples of forward looking statements include, but are not limited to, estimates with respect to our financial condition, results of operation and business that are subject to various factors which could cause actual results to differ materially from these estimates . These factors include, but are not limited to : • changes in the interest rate environment that reduce margins ; • changes in the regulatory environment ; • the highly competitive industry and market area in which we operate ; • general economic conditions, either nationally or regionally, resulting in, among other things, a deterioration in credit quality ; • changes in business conditions and inflation ; • changes in credit market conditions ; • changes in the securities markets which affect investment management revenues ; • increases in Federal Deposit Insurance Corporation deposit insurance premiums and assessments could adversely affect our financial condition ; • changes in technology used in the banking business ; • the soundness of other financial services institutions which may adversely affect our credit risk ; • certain of our intangible assets may become impaired in the future ; • our controls and procedures may fail or be circumvented ; • new lines of business or new products and services, which may subject us to additional risks ; • changes in key management personnel which may adversely impact our operations ; • the effect on our operations of governmental legislation and regulation, including changes in accounting regulation or standards, the nature and timing of the adoption and effectiveness of new requirements under the Dodd - Frank Act Wall Street Reform and Consumer Protection Act of 2010 , Basel guidelines, capital requirements and other applicable laws and regulations ; • severe weather, natural disasters, acts of war or terrorism and other external events which could significantly impact our business ; and • other factors detailed from time to time in our SEC filings . Although we believe that the expectations reflected in such forward - looking statements are reasonable, actual results may differ materially from the results discussed in these forward - looking statements . You are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date hereof . We do not undertake any obligation to republish revised forward - looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events . 2

Local Banking is Better Than Ever 3 ▪ Completed the Chicopee acquisition on October 21, 2016. ▪ Renamed the holding company Western New England Bancorp, Inc. (“ WNEB ”) to reflect the broadened reach and market focus. ▪ First in - market merger in Hampden County in over 25 years, creating the largest community bank in the county with 17 branches and a significant #2 deposit market share. Solid #4 deposit market share in Springfield MSA. ▪ Systems conversion successfully completed in December 2016. ▪ Integration of retail lending and the creation of a powerful commercial lending team. ▪ Established Westfield Financial Management Services. ▪ Westfield Bank now has 21 branches across a wide service area in western Massachusetts and northern Connecticut with a larger lending limit and capabilities of broader institution.

What Better Banking’s All About 4 ▪ Highly compatible cultures with similar operating models, customer focus and strong service and community orientation. ▪ Virtually no branch overlap and no branch closures. ▪ Westfield’s market presence west of the Connecticut River complements Chicopee’s footprint and focus east of the Connecticut River. ▪ Westfield’s presence in larger C&I lending complements Chicopee’s small business and commercial real estate focus. Natural synergies of size and scale enhance both efforts. ▪ Enhanced branch network provides greater density in attractive markets with significant retail and commercial opportunities. ▪ Broader platform to cross - sell fee income opportunities, including mortgage banking and wealth management.

Perfect Fit and Expanded Footprint 5 2016

14.58 14.48 14.10 13.48 11.42 11.29 9.12 5.36 3.88 3.58 2.79 Largest Community Bank in Hampden County 6 ________ Source: SNL Financial as of June 30, 2016 Note: Two Westfield branches are located in Hartford County, CT outside of Springfield MSA 2016 RankInstitution (ST) # of Branches Deposits in Market ($000) Market Share (%) 1Toronto-Dominion Bank 16 1,385,273 14.58 Western New England Bancorp (MA) 17 1,374,845 14.48 2Bank of America Corp. (NC) 14 1,339,422 14.10 3PeoplesBancorp MHC (MA) 14 1,281,144 13.48 4United Financial Bancorp (CT) 15 1,084,528 11.42 5Berkshire Hills Bancorp Inc. (MA) 16 1,073,012 11.29 6Westfield Financial, Inc. (MA) 11 866,086 9.12 7Chicopee Bancorp Inc. (MA) 6 508,759 5.36 8Country Bank for Savings (MA) 5 368,614 3.88 9Citizens Financial Group Inc. (RI) 15 340,177 3.58 10KeyCorp (OH) 8 265,390 2.79 Total For Institutions In Market 140 9,500,512

13.89 12.04 12.01 10.23 8.22 8.14 7.63 7.61 6.28 5.75 3.95 Top 5 Deposit Market Share in Springfield MSA 7 ________ Source: SNL Financial as of June 30, 2016 Note: Two Westfield branches are located in Hartford County, CT outside of Springfield MSA 2016 RankInstitution (ST) 2016 Number of Branches 2016 Total Deposits in Market ($000) 2016 Total Market Share (%) 1Bank of America Corp. (NC) 18 1,917,223 13.89 2PeoplesBancorp MHC (MA) 19 1,662,158 12.04 3Toronto-Dominion Bank 19 1,657,581 12.01 Western New England Bancorp (MA) 19 1,411,441 10.23 4Berkshire Hills Bancorp Inc. (MA) 17 1,133,969 8.22 5United Financial Bancorp (CT) 16 1,123,380 8.14 6Hometown Financial Group MHC (MA) 10 1,052,393 7.63 7Florence Bancorp MHC (MA) 10 1,049,640 7.61 8Westfield Financial, Inc. (MA) 11 866,086 6.28 9Country Bank for Savings (MA) 9 794,084 5.75 10Chicopee Bancorp Inc. (MA) 8 545,355 3.95 Total For Institutions In Market 194 13,800,871

2016 Financial Highlights 8 ▪ Net income of $8.1 million, or $ 0.41 per share, excluding merger related charges, compared to net income of $5.7 million, or $ 0.33 per share, in 2015. ▪ Core return on average assets and return on average equity of 0.54% and 4.94%, respectively, compared to 0.42% and 4.10% in 2015. ▪ Total loans of $1.56 billion, up $748 million during 2016, which included organic growth of $102 million, or 12.4%, and $646 million from Chicopee. ▪ Total deposits of $1.52 billion, up $618 million during 2016, which included organic growth of $72.0 million, or 8.0%, and $546 million from Chicopee. ▪ Net interest margin of 2.70% compared to 2.53% for the year ended December 31, 2015. ▪ Efficiency ratio of 72.6% compared to 75.3% in 2015. ▪ Tangible book value per share was $7.25 at December 31, 2016 compared to $7.63 per share at year end 2015, reflecting dilution in conjunction with the accounting for the Chicopee transaction. ________ Net income, core ROAA and ROAE exclude merger costs, net of tax, in 2016. See Appendix for reconciliation of non - GAAP to GAAP financial measures

First Quarter 2017 Financial Highlights 9 ▪ Net income, excluding one - time items, of $3.8 million, or $ 0.13 per share, compared to net income of $2.1 million, or $0.12 per share, in the first quarter 2016. ▪ Core return on average assets and return on average equity of 0.74% and 6.28%, respectively, compared to 0.61% and 5.94% in first quarter of 2016. ▪ Loans of $1.59 billion versus $1.56 billion at December 31, 2016, an increase of 2.1%. ▪ Deposits of $1.52 billion. Core deposits, which excludes time deposits, increased $8 million and represented 62.6% of total deposits at March 31, 2017, compared to 62.3% at December 31, 2016, while time deposits decreased $4.7 million. ▪ Net interest margin increased 24 basis points to 3.08%, compared to 2.84% for the three months ended December 31, 2016 and 2.61% for the three months ended March 31, 2016. ▪ Efficiency ratio of 63.7% compared to 67.4% for the fourth quarter of 2016 and 72.9% for the first quarter of 2016. ▪ Tangible book value per share was $7.44 compared to $7.25 per share at December 31, 2016, an increase of 2.6%. ________ Net income, core ROAA and ROAE exclude tax benefits in 2017 and merger costs, net of tax, in 2016 and 2017. See Appendix for reconciliation of non - GAAP to GAAP financial measures

Increasing Profitability 10 First quarter of 2017 first full quarter with Chicopee 2015Y 2016Y 2017Q1 0.42 0.54 0.74 Core ROAA (%) 2015Y 2016Y 2017Q1 4.10 4.94 6.28 Core ROAE (%) ________ Core EPS, ROAA and ROAE excludes tax benefits in 2017 and merger costs, net of tax, in 2016 and 2017. See Appendix for reconciliation of non - GAAP to GAAP financial measures 2015Y 2016Y 2016Q1 2017Q1 $0.33 $0.41 $0.12 $0.13 Core Earnings per Share Avg. diluted shares (000) 17,304 29,878

Improved Operating Efficiency 11 First quarter of 2017 first full quarter with Chicopee 2015Y 2016Y 2017Q1 75.34 72.60 63.70 Efficiency Ratio (%)

Strengthening Balance Sheet Mix 12 2015Y 2016Y 2017Q1 $818,213 $1,566,410 $1,599,607 Loans 2015Y 2016Y 2017Q1 $900,363 $1,518,071 $1,521,219 Deposits 61.1 75.5 76.7 55 60 65 70 75 80 2015Y 2016Y 3/31/2017 Loans / Assets (%) $ in thousands 90.9 103.2 105.2 85 90 95 100 105 110 2015Y 2016Y 3/31/2017 Loans / Deposits (%)

2015Y 2016Y 2017Q1 56% 62% 63% 44% 38% 37% Deposit Mix Core Deposits Time Deposits Strengthening Balance Sheet Mix 13 2015Y 2016Y 2017Q1 $900,363 $1,518,071 $1,521,219 Deposits $ in thousands

Strong Regulatory Capital and Growing Valuation 14 TCE / TA Leverage Ratio Tier 1 Ratio Total Risk Based Ratio 10.4 11.2 16.2 17.2 10.7 12.2 14.5 15.1 11.1 11.7 15.0 15.6 12/31/2015 12/31/2016 3/31/2017 2015Y 2016Y 3/31/2017 $139,466 $220,211 $228,973 $153,449 $284,055 $323,176 Tangible Common Equity Market Value Regulatory Capital Equity and Market Value

Competitive Shareholder Returns 15 (10.00) 0.00 10.00 20.00 30.00 40.00 50.00 60.00 WNEB SNL U.S. Bank and Thrift S&P 500 54.24% 48.03% 35.86% 3 - Year Total Return Total return includes stock price appreciation and dividends paid

16 Appendix

Reconciliation of Non-GAAP to GAAP Financial Measures

	Three Months Ended			Year Ended	
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	December 31, 2015
Net Income:					
Net income, as presented	$ 5,103	$ 1,852	$ 1,964	$ 4,834	$ 5,715
Merger related expenses, net of tax [1]	293	1,523	112	3,274	-
Tax benefits impact	(1,632)	-	-	-	-
Net income, exclusive of merger related expenses and tax benefits	$ 3,764	$ 3,375	$ 2,076	$ 8,108	$ 5,715
Diluted EPS:					
Diluted EPS, as presented	$ 0.17	$ 0.07	$ 0.11	$ 0.24	$ 0.33
Merger related expense impact	0.01	0.05	0.01	0.17	-
Tax benefits impact	(0.05)	-	-	-	-
Diluted EPS, exclusive of merger related expense and tax benefits impact	$ 0.13	$ 0.12	$ 0.12	$ 0.41	$ 0.33
Return on Average Assets:					
Return on average assets, as presented	1.00%	0.38%	0.58%	0.32%	0.42%
Merger related expense impact	0.06	0.31	0.03	0.22	-
Tax benefits impact	(0.32)	-	-	-	-
Return on average assets, exclusive of merger related expense impact	0.74%	0.69%	0.61%	0.54%	0.42%
Return on Average Equity:					
Return on average equity, as presented	8.51%	3.18%	5.61%	2.95%	4.10%
Merger related expense impact	0.49	2.61	0.33	1.99	-
Tax benefits impact	(2.72)	-	-	-	-
Return on average equity, exclusive of merger related expense impact	6.28%	5.79%	5.94%	4.94%	4.10%
Efficiency Ratio:					
GAAP efficiency ratio	66.17%	81.95%	74.54%	82.01%	75.49%
Merger related expense impact	(2.47)	(14.58)	(1.63)	(9.41)	(0.15)
Efficiency ratio as presented	63.70%	67.37%	72.91%	72.60%	75.34%

(1) Assumed tax rate for deductible expenses of 34.1% at March 31, 2017 and 34.7% for 2016 periods.

$ in thousands

Core ROAA and ROAE excludes tax benefits in 2017 and merger costs, net of tax, in 2016 and 2017

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